Exhibit 10.5

REVISED SUBSCRIPTION AGREEMENT

TO: The Directors of CO2 Energy Transition Corp. (the “Company”).

The undersigned hereby subscribes for 2,300,000 shares of common stock, par value $0.0001 per share (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000.00 to the Company. As a result of the increased number of shares to be issued to CO2 Energy Transition, LLC related to the Company’s anticipated public SPAC offering, this Revised Subscription Agreement supersedes the original Subscription Agreements dated January 13, 2022, the Revised Subscription Agreement October 10, 2022 and the Second Revised Subscription Agreement dated December 28, 2022.

The undersigned agrees to take the Shares subject to the Certificate of Incorporation of the Company and authorizes you to enter the following name and address in the stockholder ledger of the Company:

Name:	CO2 Energy Transition, LLC
Address:	1334 Brittmoore Rd, Ste 190
Houston, TX 77043

CO2 Energy Transition, LLC

Signed:	/s/ Andrew J. Martin
Name:	Andrew J. Martin
Title:	Manager

Dated:	December 1, 2023

Accepted:

CO2 Energy Transition Corp.

Signed:	/s/ Brady D. Rodgers
Name:	Brady D. Rodgers
Title:	Chief Executive Officer

Dated:	December 1, 2023